Submission file B77

           Report of Independent Registered Public Accounting Firm

        To the Shareholders and Board of Trustees of MFS Series Trust I

In planning and performing our audit of the financial statements of MFS Core Growth Fund, MFS Research International Fund, MFS Value Fund, MFS New Discovery Fund, MFS Technology Fund and MFS Core Equity Fund ("the Funds") six of the
funds comprising   MFS  Series   Trust  I  as  of  and  for  the  year  ended
datelstrans Month8Day 31Year2009August 31,2009,in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility,estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3)provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internalcontrol over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal
course  of  performing   their   assigned   functions,  to  prevent  or detect
misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company's annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting
Oversight  Board (country-regionplaceUnited   States).  However,  we  noted  no
deficiencies in the Funds' internal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to
be     a     material      weakness      as     defined      above     as    of
datelstransMonth8Day31Year2009August 31, 2009.

This report is intended solely for the information and use of management and the Board of Trustees of MFS Series Trust 1 and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



date Year 2009 Day 16 Month 10l strans
October 16, 2009